Exhibit 99.1

NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348	For Immediate Release
May 3, 2006

RECORD FIRST QUARTER OPERATING RESULTS

ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, May 3, 2006 – National Retail Properties, Inc. (NYSE: NNN), formerly known as Commercial Net Lease Realty, Inc., a real estate investment trust, today announced record operating results for the quarter ended March 31, 2006, including a 10.8% increase in funds from operations (“FFO”) per common share (diluted) compared to the prior year period. Highlights include:

Operating Results:

•	Net earnings available to common shareholders, revenues, FFO available to common shareholders:

	Quarter Ended March 31,
	2006	2005
	(in thousands, except per share data)
Revenues	$43,470	$27,495

Net earnings available to common shareholders	$22,446	$25,002
Net earnings per common share (diluted)	$0.39	$0.47

FFO available to common shareholders	$23,627	$19,596
FFO per common share (diluted)	$0.41	$0.37

•	Investment Portfolio occupancy increased to 98.6% at March 31, 2006, compared to 98.3% at December 31, 2005.

Investments and Dispositions for the quarter ended March 31, 2006:

•	Investments:

•	$36.3 million in the Investment Portfolio, including acquiring 40 properties with an aggregate 109,000 square feet of gross leasable area

•	$26.3 million in the Development Inventory Portfolio, including acquiring 11 properties

•	$12.7 million in the Exchange Inventory Portfolio, including acquiring 20 properties

•	Dispositions:

•	Three Investment properties with an aggregate 84,000 square feet of gross leasable area, with net proceeds of $16.9 million, resulting in a gain of $5.0 million

•	Two Development Inventory properties with net proceeds of $17.6 million, resulting in a gain of $3.6 million, net of intercompany eliminations and minority interest

•	Seven Exchange Inventory properties with net proceeds of $7.2 million, resulting in a gain of $807,000

Capital Transactions for the quarter ended March 31, 2006:

•	Repaid $18.2 million 7.435% fixed rate loan upon maturity in February 2006, which was secured by a first mortgage lien on certain Investment properties

•	Issued 1,067,700 shares of common stock generating $23.2 million of net proceeds pursuant to the Dividend Reinvestment and Stock Purchase Plan

450 S. Orange Ave., Suite 900  |  Orlando, FL 32801

(800) NNN-REIT  |  www.nnnreit.com

Craig Macnab, Chief Executive Officer and President, commented, “We are very pleased to report these strong quarterly results and believe we are on a path to report record results for the year with solid contributions from all areas of our business.”

National Retail also announced that its previously disclosed agreement to sell its Washington, D.C. area office properties to an affiliate of Brookfield Properties Corporation is expected to close in May 2006, subject to consent of the lender and customary closing conditions. The company recently negotiated a revised sale price of $229.3 million, which includes the assumption of a $95.0 million loan secured by the properties.

National Retail Properties invests primarily in high-quality, retail properties subject generally to long-term, net leases with established tenants, such as Barnes & Noble, Best Buy, Circle K, CVS, Uni-Mart and the United States of America. As of March 31, 2006, the company owned 564 Investment Properties in 41 states with a gross leasable area of approximately 9.3 million square feet. These Investment Properties are leased to 178 corporations in 62 industry classifications.

Management will hold a conference call on May 3, 2006 at 10:30 am EDT to review the company’s results. The call can be accessed on the company’s web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the availability of capital, and the profitability of the Company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to, Item 1A. Risk Factors of the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the SEC. Consequently, such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Funds from Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses) on the disposition of real estate held for investment, and the company’s share of these items from the company’s unconsolidated partnerships.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs.

The company has determined that there are earnings from discontinued operations in each of its segments, real estate held for investment and real estate held for sale. All property dispositions from the company’s held for investment segment are classified as discontinued operations. In addition, certain properties in the company’s held for sale segment that have generated revenues before disposition are classified as discontinued operations. These held for sale properties have not historically been classified as discontinued operations; prior period comparable condensed consolidated financial statements have been restated to include these properties in its earnings from discontinued operations. These adjustments resulted in a decrease in the company’s reported total revenues and total and per share earnings from continuing operations and an increase in the company’s earnings from discontinued operations. However, the company’s total and per share FFO and net earnings available to common shareholders are not affected.

National Retail Properties, Inc.

(in thousands, except per share data)

	Quarter Ended March 31,
	2006	2005
Income Statement Summary
Revenues:
Rental and earned income	$32,274	$24,705
Real estate expense reimbursement from tenants	996	1,013
Gain on disposition of real estate, Inventory Portfolio (Note 1)	6,444	469
Interest and other income from real estate transactions	1,459	1,308
Interest income on mortgage residual interests	2,297	—

	43,470	27,495

Operating expenses:
General and administrative	7,200	4,780
Real estate	1,338	1,276
Depreciation and amortization	5,351	3,626
Impairment – real estate	—	587
Impairment - mortgage residual interests	1,820	—

	15,709	10,269

Other expenses (revenues):
Interest and other income	(846)	(456)
Interest expense	11,935	6,695

	11,089	6,239

Income tax benefit	1,893	603
Minority interest	(3,197)	15
Equity in earnings (losses) of unconsolidated affiliates	(33)	1,081

Earnings from continuing operations	15,335	12,686

Earnings from discontinued operations:
Real estate, Investment Portfolio	6,321	11,924
Real estate, Inventory Portfolio, net of income tax expense and minority interest	1,792	1,394

	8,113	13,318

Net earnings	23,448	26,004
Series A Preferred Stock dividends	(1,002)	(1,002)
Series B Convertible Preferred Stock dividends	(419)	(419)

Net earnings available to common shareholders – basic	22,027	24,583
Series B Convertible Preferred Stock dividends, if dilutive	419	419

Net earnings available to common stockholders – diluted	$22,446	$25,002

Weighted average common shares outstanding:
Basic	55,408	51,868

Diluted	56,957	53,539

Net earnings per share available to common shareholders:
Basic:
Continuing operations	$0.25	$0.22
Discontinued operations	0.15	0.25

Net earnings	$0.40	$0.47

Diluted:
Continuing operations	$0.25	$0.22
Discontinued operations	0.14	0.25

Net earnings	$0.39	$0.47

National Retail Properties, Inc.

(in thousands)

Earnings from Discontinued Operations – Investment Portfolio:

In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), the company has classified its investment assets sold and leasehold interests expired subsequent to December 31, 2001, the effective date of SFAS No. 144, as discontinued operations. In addition, the company has classified any investment asset that was held for sale at March 31, 2006, as discontinued operations. The following is a summary of earnings from discontinued operations from the Investment Portfolio.

	Quarter Ended March 31,
	2006	2005
Revenues:
Rental and earned income	$4,858	$6,607
Real estate expense reimbursements from tenants	477	644
Interest and other income from real estate transactions	76	50

	5,411	7,301

Expenses:
General and administrative	30	33
Real estate	1,471	1,596
Depreciation and amortization	1,253	949
Impairment – real estate	—	1,403
Interest	1,287	1,181

	4,041	5,162

Gain on disposition of real estate (Note 1)	4,951	9,785

Earnings from discontinued operations	$6,321	$11,924

Earnings from Discontinued Operations – Inventory Portfolio:

The company has classified its Inventory properties that are currently held for sale and generating rental revenues as discontinued operations. The company has reclassified all held for sale properties that generated rental revenue before disposition which were sold subsequent to December 31, 2001, the effective date of SFAS No. 144, as discontinued operations. The following is a summary of earnings from discontinued operations from the Inventory Portfolio.

	Quarter Ended March 31,
	2006	2005
Revenues:
Rental income	$1,926	$434
Real estate expense reimbursements from tenants	48	31
Gain on disposition of real estate (Note 1)	1,160	2,062
Interest and other income from real estate transactions	—	126

	3,134	2,653

Expenses:
General and administrative	4	9
Real estate	26	98
Depreciation and amortization	—	11
Interest	136	268

	166	386

Income tax expense	(1,097)	(853)
Minority interest	(79)	(20)

Earnings from discontinued operations	$1,792	$1,394

National Retail Properties, Inc.

(in thousands, except per share data)

	Quarter Ended March 31,
	2006	2005
Reconciliation of net earnings to FFO and FFO available to common shareholders:
Net earnings	$23,448	$26,004
Real estate depreciation and amortization:
Continuing operations	4,739	3,269
Discontinued operations	1,253	949
Partnership real estate depreciation	140	161
Gain on disposition of real estate held for investment from discontinued operations	(4,951)	(9,785)

FFO	24,629	20,598
Series A Preferred Stock dividends	(1,002)	(1,002)
Series B Convertible Preferred Stock dividends	(419)	(419)

FFO available to common stockholders – basic	23,208	19,177
Series B Convertible Preferred Stock dividends, if dilutive	419	419

FFO available to common stockholders – diluted	$23,627	$19,596

FFO per share:
Basic	$0.42	$0.37

Diluted	$0.41	$0.37

Note 1: Real Estate Disposition Summary

	Quarter Ended March 31,
	2006		2005
	# of Properties		# of Properties
Reconciliation of gain on disposition between continuing and discontinued operations:
Continuing operations	1	$6,444	1	$469
Discontinued operations:
Investment Portfolio	3	4,951	4	9,785
Inventory Portfolio	8	1,160	4	2,062
Minority interest, Inventory Portfolio	—	(3,222)	—	—

	12	$9,333	9	$12,316

Reconciliation of gain on disposition of type:
Inventory Portfolio:
Development	2	$6,761	2	$1,372
Exchange	7	807	3	1,106
Intercompany eliminations	—	36	—	53
Minority interest, Development	—	(3,222)	—	—

	9	4,382	5	2,531
Investment Portfolio	3	4,951	4	9,785

	12	$9,333	9	$12,316

National Retail Properties, Inc.

(in thousands)

Balance Sheet Summary	March 31, 2006	December 31, 2005
	(unaudited)
Assets:
Cash and cash equivalents	$20,322	$8,234
Restricted cash	30,549	30,191
Receivables, net of allowance	7,438	8,547
Mortgages, notes and accrued interest receivable, net of allowance	51,981	51,086
Real estate, Investment Portfolio:
Accounted for using the operating method, net of accumulated depreciation and amortization and impairment	1,158,639	1,133,070
Accounted for using the direct financing method	89,803	95,704
Held for sale, net of impairment	164,129	165,323
Real estate, Inventory Portfolio, held for sale	151,878	131,074
Mortgage residual interests, net of impairment	47,438	55,184
Accrued rental income, net of allowance	28,112	27,999
Other assets	26,056	27,004

Total assets	$1,776,345	$1,733,416

Liabilities and stockholders’ equity:
Line of credit payable	$191,500	$162,300
Mortgages payable	37,176	56,133
Mortgages payable, held for sale	95,000	95,000
Notes payable - secured	28,250	28,250
Notes payable	489,700	493,321
Financing lease obligation	26,041	26,041
Income tax liability	13,593	13,748
Other liabilities	29,277	25,597
Minority interest	5,168	4,939
Stockholders’ equity	860,640	828,087

Total liabilities and equity	$1,776,345	$1,733,416

Common shares outstanding	56,274	55,131

Gross leasable area, Investment Portfolio	9,252	9,227

Orange Avenue Mortgage Investments, Inc.

(in thousands)

The Company acquired 78.9 percent of Orange Avenue Mortgage Investments, Inc. (“OAMI”) on May 2, 2005. The following summary represents the balances related to OAMI included in the Company’s Balance Sheet and Income Statement Summary:

	March 31, 2006	December 31, 2005
Balance Sheet Summary
Assets
Cash and restricted cash	$22,433	$17,978
Receivables and other assets	6,077	6,632
Mortgage residual interests	47,438	55,184

	$75,948	$79,794

Liabilities
Notes payable – secured	$28,250	$28,250
Income tax liability	13,193	14,551
Other liabilities	359	474

	$41,802	$43,275

Minority interest	$3,761	$3,682

Quarter Ended March 31, 2006
Income Statement Summary

Revenues:
Interest income on mortgage residual interests	$2,297
Interest and other income	398

2,695
Expenses:
General and administrative	170
Impairment – mortgage residual interests	1,820
Interest	706
Amortization	66

2,762

Income tax amortization	1,358
Minority interest	(80)

Net earnings	$1,211

National Retail Properties, Inc.

Investment Portfolio

Top 20 Tenants

	Tenant	% of Total(1)
1.	United States of America	12.7%
2.	Circle K	7.6%
3.	CVS	5.2%
4.	Best Buy	4.0%
5.	Uni-Mart	3.9%
6.	Barnes & Noble	3.6%
7.	OfficeMax	3.5%
8.	Eckerd	3.1%
9.	Academy	3.0%
10.	The Sports Authority	2.5%
11.	Majestic Liquors	2.1%
12.	Borders Books	2.1%
13.	United Rentals	1.9%
14.	Quik Trip	1.5%
15.	Jared Jewelers	1.2%
16.	Bed Bath & Beyond	1.2%
17.	Food 4 Less	1.1%
18.	CarMax	1.1%
19.	Havertys Furniture	1.0%
20.	Rite Aid	1.0%

Top 10 States

	State	% of Total(1)
1.	Texas	21.7%
2.	Virginia	16.4%
3.	Florida	12.3%
4.	Pennsylvania	5.4%
5.	California	5.0%
6.	Georgia	4.5%
7.	Missouri	3.1%
8.	Ohio	2.6%
9.	New Jersey	2.4%
10.	Tennessee	2.4%

Lease Expirations

	% of Total(1)	# of Properties	Gross Leasable Area(2)
2006	0.5%	6	124,000
2007	1.7%	18	236,000
2008	2.1%	22	440,000
2009	2.4%	24	475,000
2010	3.8%	22	351,000
2011	3.6%	20	404,000
2012	4.0%	22	473,000
2013	5.7%	29	688,000
2014	20.0%	36	1,160,000
2015	4.8%	23	627,000
2016	4.9%	23	557,000
Thereafter	46.5%	305	3,588,000

(1)	Based on annual base rent of $147,892,000, which is the annualized base rent for all leases in place as of March 31, 2006.
(2)	Square feet.